Independent Auditors' Consent



To the Shareholders and Trustees of
Smith Barney Principal Return Fund:

We consent to the use of our reports dated January 17, 1996 with respect to the Portfolios listed below of Smith Barney Principal Return Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.


Portfolio

Security and Growth Fund

Zeros and Appreciation Series 1998

Zeros Plus Emerging Growth Series 2000



	KPMG PEAT MARWICK LLP




New York, New York
March 28, 1996